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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                       Pursuant to Section 13 or 15 (d) of the
                           Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported):  April 29, 1997



                             ACACIA RESEARCH CORPORATION
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                (Exact name of registrant as specified in is charter)

       California                      0-26068                  95-4405754
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                     Identification No.)

       12 South Raymond Avenue, Pasadena, California       91105
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    (Address of principal executive offices)                  (Zip Code)



          Registrant's telephone number including area code:  (818) 449-6431


            (Former name or former address, If change since last report.) Not applicable.

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Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 28, 1997, the Registrant changed its independent accountants from Finocchiaro & Co. to Price Waterhouse LLP. This change was made because of the developing complexity of the Registrant's financial statements and the Registrants's status as a reporting company under the Securities Exchange Act of 1934.

         Neither of the reports of Finocchiaro & Co. for the years ended December 31, 1996 or 1995 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

         The decision to change independent accountants was approved by the Audit Committee of the Board of Directors, by delegated authority of the Board of Directors of the Registrant.

         Since January 1, 1995, there were no disagreements with Finocchiaro & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, and none of the events set forth in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K occurred.

         Since January 1, 1995, neither the Registrant nor anyone acting on its behalf (i) has received from Price Waterhouse LLP either a written report or oral advice relating to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, which was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) has consulted Price Waterhouse LLP regarding any matter that was either the subject of a disagreement (as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-K).


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (c)     EXHIBITS

                16  Letter of Finocchiaro & Co.

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    Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             ACACIA RESEARCH CORPORATION


                                /s/PAUL R. RYAN
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                             By:  Paul R. Ryan
                                  President and Chief Executive Officer


DATED:  April 29, 1997

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